UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 30, 2022

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2022, the Board of Directors (the “Board”) of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) appointed Dara Bazzano as a Class I director of the Company, effective as of January 31, 2022 (the “Effective Date”). Ms. Bazzano has been appointed to serve on the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

Ms. Bazzano is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $50,000 for serving on the Board; (ii) an annual cash retainer of $10,000 for serving on the Audit Committee; (iii) an annual cash retainer of $7,500 for serving on the Nominating Committee; (iv) an automatic initial award of restricted stock units (“RSUs”) on the Effective Date with an approximate value of $200,000, which vests over three years in substantially equal annual installments, subject to continued service on the Board; (iv) an automatic prorated annual award of RSUs on the Effective Date with an approximate value of $36,712 (which has been prorated to cover the period from the Effective Date through the date of the Company’s 2022 annual meeting of stockholders), which vests on the day immediately prior to the date of the Company’s 2022 annual meeting of stockholders, subject to continued service on the Board; and (v) an automatic annual RSU award with an approximate value of $100,000 which will be granted on the date of the Company’s next annual meeting of stockholders, provided she will continue serving following such meeting, which vests on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the following annual meeting of the Company’s stockholders, in either case, subject to continued service on the Board. The cash retainers described above are paid quarterly in arrears, and prorated for partial service, and the number of RSUs underlying each equity award described above is determined by dividing the dollar value by the average closing trading price of the Company’s common stock over the 10 consecutive trading days ending with the trading day immediately preceding the grant date.

The foregoing description of the Company’s Non-Employee Director Compensation Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Employee Director Compensation Program, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Ms. Bazzano has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

On January 31, 2022, the Company issued a press release announcing Ms. Bazzano’s election to the Board, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Lulu’s Fashion Lounge Holdings, Inc. Non-Employee Director Compensation Program

99.1	Press release issued by Lulu’s Fashion Lounge Holdings, Inc. on January 31, 2022.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date:	January 31, 2022	By:	/s/ David McCreight

David McCreight
Chief Executive Officer